             Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Transamerica Funds

In planning and performing our audits of the financial statements of Transamerica Arbitrage Strategy (formerly "Transamerica Water Island Arbitrage Strategy"), Transamerica Asset Allocation - Conservative Portfolio, Transamerica Asset Allocation - Growth Portfolio Transamerica Asset Allocation - Moderate Growth Portfolio, Transamerica Asset Allocation - Moderate Portfolio, Transamerica Bond (formerly "Transamerica Loomis Sayles Bond"), Transamerica Capital Growth (formerly "Transamerica Morgan Stanley Capital Growth"), Transamerica Commodity Strategy (formerly "Transamerica Goldman Sachs Commodity Strategy"), Transamerica Core Bond (formerly "Transamerica JPMorgan Core Bond"), Transamerica Developing Markets Equity (formerly "Transamerica Oppenheimer Developing Markets"), Transamerica Diversified Equity (formerly "Transamerica WMC Diversified Equity"), Transamerica Emerging Markets Debt (formerly "Transamerica Logan Circle Emerging Markets Debt"), Transamerica Emerging Markets Equity, Transamerica Flexible Income (formerly "Transamerica AEGON Flexible Income"), Transamerica Global Allocation (formerly "Transamerica BlackRock Global Allocation"), Transamerica Global Macro (formerly "Transamerica First Quadrant Global Macro"), Transamerica Global Real Estate Securities (formerly "Transamerica Clarion Global Real Estate Securities"), Transamerica Growth (formerly "Transamerica Jennison Growth"), Transamerica Growth Opportunities (formerly "Transamerica Morgan Stanley Growth Opportunities"), Transamerica High Yield Bond (formerly "Transamerica AEGON High Yield Bond"), Transamerica International (formerly "Transamerica Neuberger Berman International"), Transamerica International Bond (formerly "Transamerica JPMorgan International Bond"), Transamerica International Equity (formerly "Transamerica TS&W International Equity"), Transamerica International Equity Opportunities (formerly "Transamerica MFS International Equity"), Transamerica International Small Cap (formerly "Transamerica Schroders International Small Cap"), Transamerica International Value Opportunities (formerly "Transamerica Thornburg International Value"), Transamerica Large Cap Growth, Transamerica Large Cap Value (formerly "Transamerica WMC Quality Value"), Transamerica Large Company (formerly "Transamerica BlackRock Large Cap Value"), Transamerica Long/Short Strategy (formerly "Transamerica JPMorgan Long/Short Strategy"), Transamerica Managed Futures Strategy (formerly "Transamerica AQR Managed Futures Strategy"), Transamerica Mid Cap Value (formerly "Transamerica JPMorgan Mid Cap Value"), Transamerica Money Market (formerly "Transamerica AEGON Money Market"), Transamerica Multi-Managed Balanced, Transamerica Multi-Manager Alternative Strategies Portfolio, Transamerica Multi-Manager International Portfolio, Transamerica Real Return TIPS (formerly "Transamerica PIMCO Real Return TIPS"), Transamerica Select Equity (formerly "Transamerica ICAP Select Equity"), Transamerica Short-Term Bond (formerly "Transamerica AEGON Short-Term Bond"), Transamerica Small Cap Growth, Transamerica Small Cap Value, Transamerica Small/Mid Cap Value (formerly "Transamerica Systematic Small/Mid Cap

Value"), Transamerica Tactical Income, Transamerica Total Return (formerly "Transamerica PIMCO Total Return"), Transamerica Value (formerly "Transamerica Third Avenue Value") (collectively, the "Funds") as of and for the periods ended October 31, 2012, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of October 31, 2012.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                            /s/ ERNST & YOUNG, LLP


December 26, 2012